Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, the undersigned, Peter P. Hedly, President (Principal Executive Officer) and Treasurer (Principal Financial Officer) of Gaia Remedies, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)

The Quarterly Report on Form 10-Q of the Company for the fiscal period ended September 30, 2012 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/  Peter P. Hedly

Peter P. Hedly

President (Principal Executive Officer)

Treasurer (Principal Financial Officer)

November 13, 2012

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report, and “accompanies” such Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report to which it relates), notwithstanding any general incorporation language contained in such filing. A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.